                                                                    EXHIBIT 23.4

                     CONSENT OF MARSHALL MILLER & ASSOCIATES

     We hereby consent to the reference to us under the caption "Experts" and to the use of our summary report letter dated October 1, 2001, with respect to the proven and probable coal reserves presently controlled by Penn Virginia Coal Company, included in the prospectus of Penn Virginia Resource Partners, L.P., for the registration of up to 7,305,269 common units of Penn Virginia Resource Partners, L.P., which prospectus is part of the Registration Statement on Form S-1 to which this consent is an exhibit.

     We further wish to advise that Marshall Miller & Associates was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Marshall Miller & Associates nor any of its employees had or now has a substantial interest in Penn Virginia Resource Partners, L. P., or any of its affiliates or subsidiaries.


                                         Respectfully submitted,



                                         By:    /s/ K. Scott Keim
                                                --------------------------------
                                         Name:  K. Scott Keim, C.P.G.
                                         Title: President-Energy & Mineral
                                                Resources


October 1, 2001